EXHIBIT 99.1

P    R    E    S    S        R    E    L    E     A    S    E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Curtis

Vice President, Corporate Affairs

Rewards Network Inc.

(312) 521-6754

Rewards Network Inc. Reports Second Quarter Results

Chicago, IL July 20, 2006 — Rewards Network Inc. (AMEX: IRN), a leading provider of marketing services and loyalty programs to the restaurant industry, today reported its financial results for the second quarter ended June 30, 2006.

Net income for the quarter was $2.6 million or 10 cents per diluted share compared with net income of $1.4 million or 5 cents per diluted share for the quarter ended June 30, 2005.

Total sales for the quarter amounted to $66.4 million, a 9.2 percent decrease from the prior year’s second quarter sales of $73.0 million. Marketing Credits Program sales declined 9.9 percent to $61.0 million, due to the decline in restaurant count for this program. Marketing Services Program sales remained flat at $5.4 million despite growth in restaurant count for this program, due to a lower sales yield versus the prior year period.

Total operating revenues for the quarter amounted to $22.9 million, an increase of 15.9 percent compared with $19.8 million in the second quarter last year. The increase in operating revenues was primarily a result of a lower provision for losses and lower member benefits. The provision for losses was significantly lower than the prior year period due to lower net write-offs and a lower overall reserve requirement due to a decrease in the dining credits portfolio between periods.

During the past several quarters, management has been focused on improving the quality of restaurants in the program and the financial characteristics of deals with those restaurants. As a result of these efforts, the profitability of the Company’s dining credits portfolio and provision for losses have improved meaningfully, while the Marketing Credits Program restaurant count has declined 22 percent year-over-year. At the same time, the Company has been successful in growing the number of Marketing Services Program restaurants, up 43 percent from June 30, 2005.

“We believe we have substantially improved our dining credits portfolio and expect to see improved performance over time,” said Ronald L. Blake, Rewards Network’s President and Chief Executive Officer. “Our focus on adding restaurants to the program, improving restaurant retention and fostering higher member engagement should drive sustainable, profitable growth for Rewards Network.”

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Webcast Information

Management will host a conference call at 5:00 pm Eastern Time on Thursday, July 20, 2006. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be archived on the Company’s website. Alternatively, a dial-in replay is available through August 19, 2006, by dialing 1-888-843-8996 or 1-630-652-3044, using the conference ID number, 15146036.

About Rewards Network

Rewards Network (AMEX: IRN), headquartered in Chicago, Illinois, is a leading provider of marketing services and loyalty programs to the restaurant industry. In conjunction with leading airline frequent flyer programs, club memberships, and other affinity organizations, Rewards Network provides millions of members with incentives in a wide range of benefit currencies, including airline miles, loyalty/reward program points, and Cashback RewardsSM savings. Thousands of restaurants and other merchants participate in Rewards Network programs throughout the United States and Canada. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our minimum purchase obligations and performance requirements, (iv) our inability to attract and retain restaurants, (v) our inability to attract and retain members, (vi) adverse consequences of changes in our programs that affect the rate of rewards received by members, (vii) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (viii) changes to payment card association rules and practices, (ix) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (x) network interruptions or processing errors, (xi) our susceptibility to a changing regulatory environment, (xii) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (xiii) the failure of our security measures, (xiv) our susceptibility to restaurant credit risk, (xv) economic changes, (xvi) an adverse change in our loss experience related to dining credits, (xvii) the loss of key

July 20, 2006	Page 2 of 7

personnel, (xviii) adverse determination of lawsuits in which we are a defendant that may result in liability and/or adversely impact the way in which we conduct business, (xix) increasing competition, (xx) our inability to obtain sufficient cash, and (xxi) the failure of our expansion into Canada. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	%	2005	%	2006	%	2005	%
Sales	$66,356	100.0%	$73,041	100.0%	$133,958	100.0%	$147,805	100.0%

Cost of sales	34,400	51.8%	37,302	51.1%	69,686	52.0%	74,863	50.7%
Provision for losses	250	0.4%	4,262	5.8%	697	0.5%	12,758	8.6%
Member benefits	9,311	14.0%	12,398	17.0%	18,399	13.7%	25,551	17.3%

Net revenues	$22,395	33.8%	$19,079	26.1%	$45,176	33.7%	$34,633	23.4%

Membership fees and other income	545	0.8%	717	1.0%	1,120	0.8%	1,500	1.0%

Total operating revenues	$22,940	34.6%	$19,796	27.1%	$46,296	34.6%	$36,133	24.5%

Operating expenses:
Salaries and benefits	6,048	9.0%	4,304	5.9%	11,909	8.8%	9,539	6.5%
Sales commission and expenses	4,438	6.7%	5,007	6.9%	9,386	7.0%	10,196	6.9%
Professional fees	1,644	2.5%	1,780	2.4%	4,124	3.1%	3,760	2.5%
Member & merchant marketing	1,054	1.6%	1,298	1.8%	2,371	1.8%	2,771	1.9%
Goodwill impairment	—	0.0%	—	0.0%	—	0.0%	1,554	1.1%
General and administrative	5,350	8.1%	4,439	6.1%	9,956	7.4%	10,791	7.3%
Provision for patent litigation settlement	—	0.0%	—	0.0%	1,000	0.8%	—	0.0%

Total operating expenses	$18,534	27.8%	$16,828	23.0%	$38,746	28.9%	$38,611	26.1%

Operating income (loss)	4,406	6.8%	2,968	4.1%	7,550	5.7%	(2,478)	-1.7%

Other expenses, net	25	0.0%	585	0.8%	302	0.2%	1,281	0.9%

Income before income tax provision (benefit)	4,381	6.7%	2,383	3.3%	7,248	5.5%	(3,759)	-2.5%

Income tax provision (benefit)	1,778	2.5%	944	1.3%	2,828	2.0%	(1,531)	-1.0%

Net income (loss)	$2,603	4.2%	$1,439	2.0%	$4,420	3.5%	$(2,228)	-1.5%

Net income (loss) per share
Basic	$0.10		$0.05		$0.17		$(0.09)
Diluted	$0.10		$0.05		$0.16		$(0.09)
Weighted average number of common and common equivalent shares
Basic	26,672		25,967		26,632		25,938
Diluted	26,958		26,140		26,879		25,938

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Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended June 30, 2006			Three months ended June 30, 2005
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,817	658	2,475	2,079	471	2,550
Average transaction amount	$48.10	$49.58	$48.50	$46.28	$55.13	$47.92

Qualified transaction amounts	$87,406	$32,624	$120,030	$96,226	$25,964	$122,190
Sales yield	69.8%	16.4%	55.3%	70.3%	20.6%	59.8%
Sales	$61,002	$5,354	$66,356	$67,684	$5,357	$73,041

Cost of dining credits	$34,025	$—	$34,025	$36,948	$—	$36,948
Processing fees	338	37	375	279	75	354

Total cost of sales	$34,363	$37	$34,400	$37,227	$75	$37,302

Provision for losses	$250	$—	$250	$4,262	$—	$4,262

Total member benefits	$6,959	$2,352	$9,311	$9,839	$2,559	$12,398

Net revenues	$19,430	$2,965	$22,395	$16,356	$2,723	$19,079

	Six months ended June 30, 2006			Six months ended June 30, 2005
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	3,717	1,294	5,011	4,164	901	5,065
Average transaction amount	$47.81	$48.80	$48.06	$46.35	$55.70	$48.01

Qualified transaction amounts	$177,705	$63,143	$240,848	$192,989	$50,190	$243,179
Sales yield	69.5%	16.5%	55.6%	71.0%	21.6%	60.8%
Sales	$123,565	$10,393	$133,958	$136,944	$10,861	$147,805

Cost of dining credits	$68,989	$—	$68,989	$74,102	$—	$74,102
Processing fees	574	123	697	604	157	761

Total cost of sales	$69,563	$123	$69,686	$74,706	$157	$74,863

Provision for losses	$697	$—	$697	$12,655	$103	$12,758

Total member benefits	$13,824	$4,575	$18,399	$20,584	$4,967	$25,551

Net revenues	$39,481	$5,695	$45,176	$28,999	$5,634	$34,633

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Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Definitions:

Qualified transaction amounts:	Represents the total dollar value of member transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:	Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM, airline miles, or other benefit currencies, for dining at participating merchants.

	June 30, 2006	December 31, 2005
Selected Balance Sheet and Cash Flow Information
Cash and cash equivalents	$45,202	$31,585
Short-term securities available for sale	35,000	—
Dining credits	102,630	142,218
Allowance for doubtful dining credits accounts	(14,902)	(21,192)
Excess of cost over net assets acquired	8,117	8,117
Total assets	199,975	190,887

Accounts payable - dining credits	8,242	8,434
Outstanding debt	70,000	70,000
Stockholders’ equity	101,125	94,188

	Six months ended June 30,
	2006	2005
Net cash provided by (used in):
Operations	$49,225	$(9,568)
Investing	(36,745)	6,076
Financing	1,025	1,202

July 20, 2006	Page 6 of 7

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005
Sales Statistic Trends:
Marketing Credits Program sales	$61,002	$62,571	$63,994	$65,533	$67,686
Marketing Services Program sales	5,354	5,031	5,029	4,784	5,355

Total sales	$66,356	$67,602	$69,023	$70,317	$73,041

Sequential Percentage Change
Marketing Credits Program sales	-2.5%	-2.2%	-2.3%	-3.2%	-2.3%
Marketing Services Program sales	6.4%	0.0%	5.1%	-10.7%	-2.7%
Total sales	-1.8%	-2.1%	-1.8%	-3.7%	-2.3%

Merchant Count Trends (period ending):
Marketing Credits Program merchants	6,834	7,362	7,955	8,464	8,764
Marketing Services Program merchants	2,307	2,160	2,002	1,795	1,612

Total merchants	9,141	9,522	9,957	10,259	10,376

Sequential Percentage Change
Marketing Credits Program merchants	-7.2%	-7.5%	-6.0%	-3.4%	-0.3%
Marketing Services Program merchants	6.8%	7.9%	11.5%	11.4%	6.3%
Total merchants	-4.0%	-4.4%	-2.9%	-1.1%	0.7%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$87,406	$90,380	$92,702	$93,887	$96,226
Marketing Services Program	32,624	30,456	29,367	25,508	25,964

Total qualified transaction amounts	$120,030	$120,836	$122,069	$119,395	$122,190

Sequential Percentage Change
Marketing Credits Program	-3.3%	-2.5%	-1.3%	-2.4%	-0.6%
Marketing Services Program	7.1%	3.7%	15.1%	-1.8%	7.2%
Total qualified transaction amounts	-0.7%	-1.0%	2.2%	-2.3%	1.0%

Sales Yield Trends:
Marketing Credits Program sales yield	69.8%	69.2%	69.0%	69.8%	70.3%
Marketing Services Program sales yield	16.4%	16.5%	17.1%	18.8%	20.6%
Total sales yield	55.3%	55.9%	56.5%	58.9%	59.8%

Member Activity Trends:
Member accounts active last 12 months	3,507	3,473	3,427	3,493	3,585
Number of qualified transactions during quarter	2,475	2,536	2,514	2,584	2,551

Cost of Dining Credits Trends:
Cost of dining credits	$34,025	$34,943	$35,623	$36,297	$36,948
Cost as % of Marketing Credits Program sales	55.8%	55.8%	55.7%	55.4%	54.6%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$102,629	$119,532	$142,218	$161,976	$173,583
Net write-offs (gross write-offs less recoveries)	$3,851	$3,738	$7,171	$6,456	$5,747
Ending allowance for dining credits losses	$14,902	$18,042	$21,192	$25,710	$24,944
Allowance as % of gross dining credits	14.5%	15.1%	14.9%	15.9%	14.4%
Estimated months to consume dining credits *	9.0	10.3	12.0	13.4	14.1

*	Calculated as Ending Gross Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

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